Exhibit 99.1

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$30,689
Inventories	157,617
Prepaid expenses	18,772
Other current assets	25,136

Total current assets	232,214

Property and equipment:
Furniture, fixtures and equipment	224,812
Leasehold improvements	304,130

528,942
Accumulated depreciation and amortization	(402,795)

126,147

Leased property under capital lease:
Land and building	18,055
Accumulated depreciation and amortization	(6,765)

11,290

Goodwill	1,132,575
Intangible assets, net of accumulated amortization	307,123
Other assets	43,337

1,483,035

Total assets	$1,852,686

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$71,017
Income taxes payable	5,117
Accrued interest payable	53,111
Accrued expenses and other current liabilities	83,904

Total current liabilities	213,149

Intercompany payables	81,487
Long-term debt, net	1,970,062
Revolving credit facility, net	44,361
Obligation under capital lease	16,187
Deferred tax liability	99,488
Deferred rent expense	33,867
Unfavorable lease obligations and other long-term liabilities	9,090

2,254,542

Commitments and contingencies

Stockholder’s deficit:
Common stock	—
Additional paid-in capital	546,018
Accumulated other comprehensive loss, net of tax	(37,840)
Accumulated deficit	(1,123,183)

(615,005)

Total liabilities and stockholder’s deficit	$1,852,666

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS

(in thousands)

	Three Months	Six Months
	Ended	Ended
	July 29, 2017	July 29, 2017
Net sales	$316,637	$616,258
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	161,583	313,371

Gross profit	155,054	302,887

Other expenses:
Selling, general and administrative	112,774	223,286
Depreciation and amortization	10,890	22,093
Severance and transaction-related costs	389	532
Other income, net	(2,171)	(4,872)

	121,882	241,039

Operating income	33,172	61,848
Interest expense, net	43,394	86,974

Loss before income tax expense	(10,222)	(25,126)
Income tax expense	10,266	2,120

Net loss	$(20,488)	$(27,246)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

Six Months
Ended
July 29, 2017
Cash flows from operating activities:
Net loss	$(27,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,093
Amortization of lease rights and other assets	1,862
Amortization of debt issuance costs	4,312
Accretion of debt premium	(1,457)
Non-cash pay-in-kind interest expense	750
Net unfavorable accretion of lease obligations	(55)
Loss on sale/retirement of property and equipment, net	128
Stock-based compensation expense	156
(Increase) decrease in:
Inventories	(22,083)
Prepaid expenses	(1,926)
Other assets	(75)
Increase (decrease) in:
Trade accounts payable	(709)
Income taxes payable	(279)
Accrued interest payable	(155)
Accrued expenses and other liabilities	(6,994)
Deferred income taxes	(359)
Deferred rent expense	(1,196)

Net cash used in operating activities	(33,233)

Cash flows from investing activities:
Acquisition of property and equipment	(8,101)
Acquisition of intangible assets/lease rights	(38)

Net cash used in investing activities	(8,139)

Cash flows from financing activities:
Proceeds from revolving credit facilities	81,000
Payments on revolving credit facilities	(41,200)
Payments on short-term debt	(18,420)
Payments of unamortized interest related to long-term debt	(1,857)
Payment of debt issuance costs	(386)
Principal payments of capital lease	(156)
Intercompany activity, net	(2,915)

Net cash provided by financing activities	16,066

Effect of foreign currency exchange rate changes on cash and cash equivalents	203

Net decrease in cash and cash equivalents	(25,103)
Cash and cash equivalents, at beginning of period	55,792

Cash and cash equivalents, at end of period	$30,689

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Balance Sheet

(in thousands)

July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$20,028
Inventories	65,941
Prepaid expenses	14,797
Other current assets	10,033

Total current assets	110,799

Property and equipment:
Furniture, fixtures and equipment	71,559
Leasehold improvements	104,483

176,042
Accumulated depreciation and amortization	(128,564)

47,478

Intercompany receivables	145,279
Goodwill	145,058
Intangible assets, net	203,470
Other assets	36,820

530,627

Total assets	$688,904

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$46,491
Income taxes payable	4,934
Accrued interest payable	370
Accrued expenses and other current liabilities	34,575

Total current liabilities	86,370

Long-term debt, net	156,925
Deferred tax liability	5,934
Deferred rent expense	9,419

172,278

Stockholder’s equity:
Common stock	2
Additional paid in capital	770,858
Accumulated other comprehensive loss, net of tax	(40,356)
Accumulated deficit	(300,248)

430,256

Total liabilities and stockholder’s equity	$688,904

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

(in thousands)

	Three Months	Six Months
	Ended	Ended
	July 29, 2017	July 29, 2017
Net sales	$120,604	$224,265
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	59,891	114,168

Gross profit	60,713	110,097

Other expenses:
Selling, general and administrative	43,679	86,985
Depreciation and amortization	3,867	7,980
Severance and transaction-related costs	139	223
Other income, net	(5,001)	(6,418)

	42,684	88,770

Operating income	18,029	21,327
Interest expense, net	2,791	5,573

Income before income tax expense	15,238	15,754
Income tax expense	10,320	3,132

Net income	4,918	12,622
Foreign currency translation adjustments	3,362	3,846
Net gain on intra-entity foreign currency transactions, net of tax	5,395	8,132

Other comprehensive income	8,757	11,978

Comprehensive income	$13,675	$24,600

CLSIP Holdings LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Six Months
Ended
July 29, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$—

CLSIP LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Six Months
Ended
July 29, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Payments of unamortized interest related to long-term debt	(2,415)
Intercompany activity, net	2,915

Net cash provided by financing activities	500

Net increase in cash and cash equivalents	500
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$500